EXHIBIT 16.2   LETTER OF ERNST & YOUNG LLP


Ernst & Young LLP
787 Seventh Avenue
New York, NY 10019


August 4, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated August 2, 1999, of On2.com Inc. and are in agreement with the statements contained in the second paragraph therein with respect to The Duck Corporation. We have no basis to agree or disagree with other statements of the registrant contained therein.


/s/ Ernst & Young LLP
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Ernst & Young LLP